UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report

May 25, 2017

(Date of earliest event reported)

Callon Petroleum Company

(Exact name of registrant as specified in its charter)

Delaware	001-14039	64-0844345
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 North Canal St.

Natchez, Mississippi 39120

(Address of principal executive offices, including zip code)

(601) 442-1601

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 24, 2017, Chief Executive Officer and Chairman of the Board of Directors (the “Board”) of Callon Petroleum Company (the “Company”), Fred L. Callon died unexpectedly. Mr. Callon worked with the Company or its predecessors since 1984 and served as the Company’s Chairman and Chief Executive Officer until his death.

On May 25, 2017, the Company’s Board appointed Joseph C. Gatto, Jr., as the Company’s Chief Executive Officer, succeeding Mr. Callon in such role, effective immediately. Mr. Gatto is also the Company’s President and Chief Financial Officer.

Mr. Gatto, age 46, joined the Company in April 2012 as Senior Vice President, Corporate Finance, with responsibility for our capital markets and strategic planning functions, in addition to investor relations activities. Effective March 31, 2014, the Board appointed Mr. Gatto as Senior Vice President, CFO and Treasurer, and in August 2016 he was promoted to President, while retaining the roles of CFO. Prior to joining Callon, Mr. Gatto was a Managing Director in the energy investment banking groups of Merrill Lynch & Co. and Barclays Capital from July 1997 until February 2009, with involvement in all phases of M&A and capital raising transactions for his clients. In February 2009, he founded MarchWire Capital, LLC, a financial advisory and strategic consulting firm, and subsequently served as Head of Structuring and Execution with Merrill Lynch Commodities, Inc. from January 2010 until November 2011. Mr. Gatto graduated from Cornell University with a BS degree in 1992 and The Wharton School of the University of Pennsylvania with an MBA in 1997.

At the time of the filing of this Current Report on Form 8-K, the Board and its Compensation Committee had not made any determination regarding changes in compensation or other employment arrangements in connection with Mr. Gatto’s promotion.

Additionally, the Board has elected L. Richard Flury as non-executive Chairman of the Board as of May 25, 2017. Mr. Flury has served on the Board since 2004 and currently serves on the Company’s Audit, Compensation and Strategic Planning and Reserves Committees.

Item 7.01	Regulation FD

On May 25, 2017, the Company issued a press release announcing the death of its Chairman and Chief Executive Officer Fred L. Callon, a copy of which is furnished as Exhibit 99.1 hereto pursuant to Item 7.01 of Form 8-K. On May 25, 2017, the Company also issued a press release announcing the appointment of Mr. Gatto as the Company’s Chief Executive Officer and Mr. Flury as Chairman of the Board, a copy of which is furnished as Exhibit 99.2 hereto pursuant to Item 7.01 of Form 8-K. The information contained in this Item 7.01 and in the press releases attached as Exhibits 99.1 and 99.2 are being furnished pursuant to Item 7.01 “Regulation FD Disclosure,” and are not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Title of Document

99.1	Press release dated May 25, 2017.

99.2	Press release dated May 25, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Callon Petroleum Company
(Registrant)

May 25, 2017	By: /s/ Joseph C. Gatto, Jr.
Joseph C. Gatto, Jr.
President, Chief Executive Officer and Chief Financial Officer